Exhibit 4.2

AMENDMENT NUMBER 1 TO COLLATERAL AGREEMENT

AMENDMENT NUMBER 1 TO COLLATERAL AGREEMENT (the “Amendment”), dated as of September 20, 2017, among each of the grantors party hereto (the “Grantors”) and U.S. BANK NATIONAL ASSOCIATION, as collateral agent (in such capacity, together with its permitted successors and assigns in such capacity, the “Collateral Agent”). Capitalized terms used but not defined herein shall have the respective meanings given thereto in the Collateral Agreement (as defined below) or the Collateral Agency Agreement (as defined below), as applicable.

W I T N E S S E T H :

WHEREAS, Gogo Intermediate Holdings LLC, a Delaware limited liability company, and Gogo Finance Co. Inc., a Delaware corporation (together, the “Issuers”) have heretofore executed and delivered to U.S. Bank National Association, as trustee (the “Trustee”) an indenture (the “Indenture”), dated as of June 14, 2016 providing for the issuance of 12.500% Senior Secured Notes due 2022 (the “notes”);

WHERE, in connection with the Indenture, the Grantors entered into (i) a collateral agreement (the “Collateral Agreement”), dated as of June 14, 2016, made by the Grantors in favor of the Collateral Agent and (ii) a collateral agency agreement (the “Collateral Agency Agreement”), dated as of June 14, 2016, among the Grantors, the Collateral Agent and the Trustee;

WHEREAS, the Issuers have solicited (the “Consent Solicitation”) the consent of the Holders (as defined in the Indenture) of the notes to the execution and delivery of an amendment to effect the amendment to the Collateral Agreement contemplated by Article I hereto (the “Amendment”);

WHEREAS, Section 9.1 of the Collateral Agreement provides that the Collateral Agreement may be amended with the written consent of the Grantors and the Collateral Agent (acting in accordance with Section 7.1 of the Collateral Agency Agreement);

WHEREAS, Section 7.1 of the Collateral Agency Agreement provides that amendments to any Security Document, including the Collateral Agreement, may become effective with the approval of the Collateral Agent acting as directed in writing by Holders of more than 50% of the aggregate principal amount of notes then outstanding (which direction shall constitute an Act of Required Secured Parties) (the “Requisite Consents”);

WHEREAS, in connection with the Consent Solicitation, Holders that have validly delivered, and have not validly revoked, consents on a timely basis are entitled to receive a consent payment with respect to the notes in respect of which they have validly consented, payable if all conditions to the Consent Solicitation are satisfied or waived by the Issuers;

WHEREAS, the Holders that have approved this Amendment constitute Holders of at least a majority in aggregate principal amount of the notes outstanding as of 5:00 p.m., New York City time, on September 13, 2017;

WHEREAS, the Grantors have requested and hereby request that the Collateral Agent execute and deliver this Amendment; and

WHEREAS, the execution and delivery of this Amendment have been duly authorized by the Grantors and all conditions and requirements necessary to make this instrument a valid and binding agreement have been duly performed and complied with;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Grantors and the Collateral Agent mutually covenant and agree for the equal and ratable benefit of the Priority Lien Secured Parties as follows:

ARTICLE I

AMENDMENT OF COLLATERAL AGREEMENT

1.1. Section 5.9(c) of the Collateral Agreement is hereby amended and replaced as follows:

(c) Such Grantor agrees that, (i) should it obtain an ownership interest in any item of Intellectual Property which is not now a part of the Collateral, (ii) should it obtain an exclusive license to any registered Copyright which is not now a part of the Collateral, (iii) should it (either by itself or through any agent, employee, licensee, or designee on such Grantor’s behalf) file any application for the registration or issuance of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office, or any similar office or agency in any other country or in any political subdivision of any of the foregoing, or (iv) should it file a Statement of Use or an Amendment to Allege Use with respect to any Intent-to-Use Application (collectively, the “After-Acquired Intellectual Property”), then the provisions of Section 3 shall automatically apply thereto, and any such After-Acquired Intellectual Property shall automatically become part of the Collateral, and, solely with respect to Intellectual Property registered or applied for in the United States or Canada, it shall give prompt written notice thereof (and, in any event, within 45 days after the relevant event) to the Collateral Agent, and, solely with respect to Intellectual

Property registered or applied for in the United States or Canada, it shall provide the Collateral Agent promptly (and, in any event, within 45 days after the relevant event) with an amended Schedule 6 and promptly (and, in any event, within 45 days after the relevant event) take the actions specified in Section 5.09(d) with respect thereto.

ARTICLE II

MISCELLEANOUS PROVISIONS

2.1. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of any Grantor, as such, will have any liability for any obligations of the Grantors under the notes, the Indenture, the Collateral Agreement, the Collateral Agency Agreement, the Guarantees (as defined in the Indenture) or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

2.2. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS AMENDMENT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

2.3. COUNTERPARTS. The parties may sign any number of copies of this Amendment. Each signed copy shall be an original, but all of them together represent the same agreement.

2.4. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

2.5. THE COLLATERAL AGENT. The Collateral Agent shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Amendment or for or in respect of the recitals contained herein, all of which recitals are made solely by the Grantors. The Collateral Agent has entered into this Amendment based solely and in reliance on the Officer’s Certificate attached hereto as Exhibit I. The rights, protections, indemnities and immunities of the Collateral Agent and its agents as enumerated under the Indenture and Collateral Agreement are incorporated by reference into this Amendment.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the date first above written.

GRANTORS

GOGO INC.

By:	/s/ Barry Rowan
Name: Barry Rowan
Title: Executive Vice President and Chief Financial Officer

GOGO INTERMEDIATE HOLDINGS LLC

By:	/s/ Barry Rowan
Name: Barry Rowan
Title: Executive Vice President and Chief Financial Officer

GOGO FINANCE CO. INC.

By:	/s/ Barry Rowan
Name: Barry Rowan
Title: Executive Vice President and Chief Financial Officer

AC BIDCO LLC

By:	/s/ Barry Rowan
Name: Barry Rowan
Title: Executive Vice President and Chief Financial Officer

GOGO LLC

By:	/s/ Barry Rowan
Name: Barry Rowan
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Amendment Number 1 to Collateral Agreement]

GOGO BUSINESS AVIATION LLC

By:	/s/ Barry Rowan
Name: Barry Rowan
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Amendment Number 1 to Collateral Agreement]

COLLATERAL AGENT

U.S. BANK NATIONAL ASSOCIATION,

By:	/s/ Linda Garcia
Authorized Signatory

[Signature Page to Amendment Number 1 to Collateral Agreement]

Exhibit I

Officer’s Certificate

GOGO INTERMEDIATE HOLDINGS LLC

GOGO FINANCE CO. INC.

Officer’s Certificate Pursuant to the Collateral Agency Agreement

SEPTEMBER 20, 2017

The undersigned officers (each, an “Officer” and together, the “Officers”) of each of Gogo Intermediate Holdings LLC, a Delaware limited liability company (“Holdings”), and Gogo Finance Co. Inc., a Delaware corporation (“Finance” and, together with Holdings, the “Companies”), hereby deliver this certificate (the “Officer’s Certificate”) pursuant to Section 7.1(c) of the Collateral Agency Agreement (the “Collateral Agency Agreement”), dated as of June 14, 2016 among the Companies, Gogo Inc. (“Gogo”), certain subsidiaries of each of the Companies and Gogo party thereto (together with the Issuers and Gogo, the “Grantors”) and U.S. Bank National Association, as collateral agent (in such capacity “Collateral Agent”) and trustee. All capitalized terms not defined herein shall have the meaning ascribed to them in the Collateral Agency Agreement.

Each Officer hereby certifies that:

SECTION 1. The undersigned have read the conditions provided for in the Security Documents relating to the execution and delivery of Amendment Number 1 to Collateral Agreement (the “Collateral Agreement Amendment”), to be dated as of the date hereof, among the Grantors and the Collateral Agent and in respect of compliance with which this certificate is being delivered.

SECTION 2. The undersigned have examined the relevant provisions of the Security Documents, the Collateral Agreement Amendment, the Certificate of D.F. King & Co., Inc., as tabulation agent, and such other documents, certificates and corporate or other records as the undersigned has deemed necessary or appropriate as a basis for the opinions hereinafter expressed.

SECTION 3. In the opinion of the undersigned, we have made such examination or investigation as is necessary to enable us to express an informed opinion as to whether or not such covenants and conditions have been complied with.

SECTION 4. In the opinion of the undersigned, such covenants and conditions have been complied with.

SECTION 5. The Collateral Agreement Amendment will not result in a breach of any provision or covenant contained in any of the Secured Debt Documents.

The undersigned acknowledges that the foregoing certification shall be relied upon by Debevoise & Plimpton LLP in connection with its opinion, dated the date hereof, delivered pursuant to the Collateral Agency Agreement.

[Remainder of the page intentionally left blank.]

3

SECTION 6. IN WITNESS WHEREOF, the undersigned has signed this certificate as of the date first written above.

GOGO INTERMEDIATE HOLDINGS LLC

By:	/s/ Barry Rowan
Name: Barry Rowan
Title: Executive Vice President and Chief Financial Officer

GOGO FINANCE CO. INC.

By:	/s/ Marguerite M. Elias
Name: Marguerite M. Elias
Title: Executive Vice President, General Counsel and Secretary

[Signature Page to Officers’ Certificate Pursuant to the Collateral Agency Agreement – Collateral

Agreement Amendment]